* Confidential treatment has been requested for certain portions of this exhibit. Omitted portions have been filed separately with the Commission.

DISTRIBUTION AGREEMENT

            THIS DISTRIBUTION AGREEMENT (this "Agreement") is entered this 18 day of February 1998, by and between Big Star Entertainment, a having an address at 330 E. 83rd St., Apt G3, New York, NY ("Company"), and BAKER & TAYLOR, INC. ("B&T"), a Delaware corporation having an address at 8140 North Lehigh Avenue, Morton Grove, Illinois 60053.

                                   WITNESSETH:

      For valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties agree as follows:

1.    DEFINITIONS

      As used throughout this Agreement the following terms have the following meanings:

1.1   "Effective Date" means February 18, 1998

1.2 "Initial Termination Date" means the day preceding the first anniversary of the Effective Date.

1.3 "Customers" or "Customer" means customers of Company within the United States who order Products (hereinafter defined) from Company by means of Company's online retail store doing business over the Internet.

1.4 "Products" means [books, spoken word audio products,] pre-recorded video products in VHS, laser disc and DVD formats, multi-media products, and music audio products.

2.    TERM

2.1 This Agreement will begin on the Effective Date and will expire on the Initial Termination Date, unless terminated on an earlier date pursuant to the express terms of this Agreement or unless extended pursuant to the terms of
Section 2.2.

2.2 Unless one of the parties ("the "Notifying Party") to this Agreement notifies the other party not less than 60 days prior to the Initial Termination Date or any subsequent Termination Date (hereinafter defined) that the Notifying Party wishes that this Agreement not be renewed, and if this Agreement otherwise is in full force and effect and no Event of Default (hereinafter defined) has occurred, this Agreement automatically may be renewed for not more than five (5) consecutive periods of one (1) year each (each such period, a "Renewal Term") without further action by either party and on the same terms and conditions as set forth herein. If the Notifying Party notifies the other party before the 60 day period that it does not wish that this Agreement be renewed, this Agreement automatically will expire on the Initial Termination Date or on the next succeeding Termination Date. As used herein, "Termination Date" means the anniversary of the Initial Termination Date in a Renewal Term to which the same relates. As used herein,

"Term" means the period beginning on the date hereof and ending on the Initial Termination Date or a Renewal Term, as the case may be.

3.    ORDER FULFILLMENT

3.1 Company will transmit orders in batches via the Internet to B&T at B&T's Internet mailbox location by file transfer protocol ("FTP"). The frequency of batched orders transmitted to B&T will be determined by the parties' mutual agreement. Each order transmitted by Company to B&T will contain the following information: (a) the Customer's name and shipping address, (b) the method by which Products ordered must be shipped to the Customer, (c) whether or not the order may be fulfilled in multiple shipments of Products to the Company or if the order may only be fulfilled when B&T has all products ordered in stock, (d) the text of any special messages to the Customer, and (e) instructions concerning specific package inserts to be included in the order. B&T will furnish Company with specifications for FTP communications. B&T may change such specifications from time to time on not less than 30 days' prior written notice to Company.

3.2 If Company wishes B&T to include specialized package inserts ("Special Inserts" with orders to Customers, Company from time to time will deliver to B&T the same at no expense to B&T and in sufficient quantity to supply to Customers as directed by Company to B&T and in sufficient quantity to supply to Customers as directed by Company to B&T. The handling cost payable by Company for including the Special Inserts will be $45 for every 1,000 Special Inserts included pursuant to Company's directions. Within one (1) business day after inquiry from Company, B&T will notify Company of the quantity of the various Special Inserts on hand at Shipping Facilities (hereinafter defined). B&T will use reasonable commercial efforts to assure that an adequate quantity of Special Inserts is maintained at each Shipping Facility.

3.3 After receipt of an order, B&T will (a) fill the order from inventory of Products in stock at such of B&T's facilities in the United States as B&T from time to time may designate (collectively, "Shipping Facilities"), (b) print the text of any special message requested by Company on the standard packing slip included in the order, (c) include any additional packing slips (including Special Interests) requested by Company in the order, (d) pursuant to Company's instructions, and based upon availability of Products in stock, ship the order to Company either as a multiple shipment or as one shipment, (e) promptly place any Products ordered by Company which B&T does not have in stock on a backorder report for review by B&T's account manager for Company, after which time such Products will be promptly ordered by B&T (collectively, "Backordered Products"), and (f) ship any Backordered Products, when received by B&T, pursuant to the terms of the preceding clauses (a)-(d) and the following two sentences. B&T will ship on the same business day all orders received by 1:00 P.M. Eastern time from Company on such business day for Products which B&T then has in stock at a Shipping Facility. Any orders received by B&T after 1:00 P.M. Eastern time will be shipped on the following business day. As used in this Section, "business day" means Monday through Friday, but excluding any Holidays. As used herein, "Holiday" means any recognized holiday on which the approved carrier or shippers providing services under this Agreement are closed for business.

3.4 B&T will print all packing slips (other than Special Inserts,) will insert all packing slips and will print and affix shipping labels on orders being shipped to Customers as part of its fulfillment obligations hereunder and at no expense to Company, other than the fulfillment fee specified below.

3.5 Company acknowledges that it does not expect B&T to maintain in stock a complete inventory of all Products that may be ordered by Customers. B&T will maintain, and will update on a weekly basis, stock availability for Products. In addition, B&T will provide stock availability to Company on demand by FTP transmission.

3.6 Invoices enclosed in shipments by B&T to Customers will be customized in accordance with Company's specifications. Company's specifications will not exceed the capabilities of B&T's invoice printers.

3.7   (a) B&T will provide the following reports to Company:

            (i) On a weekly basis, B&T will transmit to Company a Ship Complete Report which details, by order, all orders received from Company for the preceding week, all Products contained in each order from Company, the fulfillment status of each such order, and the number of days elapsed since the order was made.

            (ii) On a daily basis and on a weekly basis, B&T will deliver to Company on a Daily Log and a Weekly Log, respectively, which details (x) all Product returns (identified by invoice number) processed by B&T for the preceding business day or for the preceding week, as the case may be, and indicating quantity and amount, and (y) by order, all orders filled by B&T on the preceding business day or the preceding week, as the case may be, and which includes the following information for each such order: the order number, the Customer's name and address, an itemization of Products shipped, the price charged by B&T to Company for each Product, and shipping and handling charges to Customers and to Company.

            (iii) On a weekly basis, B&T will deliver to Company a Canceled Order Report which specifies all orders canceled each day during the previous week and includes the following information for each cancelled order: the order number, the Customer's name, the title of each Product, the quantity of all Products, and the name of the person who cancelled the order on behalf of the Customer.

            (iv) On a weekly basis, B&T will deliver to Company an Inactive Product Report which specifies all orders of Products which are on backorder during the previous week and for which any Product contained in the order has been flagged as "inactive" in B&T's inventory system. As used herein, "inactive" means all Products which are out of print or otherwise permanently unavailable for sale.

            (v) On a monthly basis, B&T will deliver to Company a statement of account which itemizes (x) all invoices sent to Company hereunder during the prior calendar month, (y) all payments received from Company hereunder during the prior calendar month which have been applied against invoices and (z) all invoices unpaid by Company hereunder.

                  (b) The preceding reports will be delivered by FTP transmission to Company's Internet address at no additional charge to Company.

3.8 If any Products ordered by a Company are placed on moratorium by the vendor, B&T will notify Company and will supply the Product only while B&T's supplies last, after which time B&T will cancel the order. If a shipment from any vendor to B&T of any Products ordered by Customers is delayed, B&T will notify Company within one (1) business day after being notified by the vendor of the delay. B&T will not be liable for delays arising from the failure of any freight carrier to meet its respective delivery standards. As used herein, "placed on moratorium" means Products which are designated by the vendor as being indefinitely unavailable for purchase from the vendor.

4.    ORDER PROCESSING BY B&T

      Within 30 days after receipt of Company's request to do so, B&T will establish and thereafter maintain a dedicated post office box and/or a dedicated toll-free telephone number to which Customers may place order with B&T directly by mail or telephone, respectively, as part of Company's Internet retail store operation. B&T's actual costs to establish and maintain either the post office box or the 800 telephone number will be reimbursed by Company within 30 days after receipt of B&T's invoice therefor. B&T will terminate either the direct mail or the toll-free telephone number within 30 days after the Company's request to do the same.

5.    RETURNS

5.1   (a) As used in this Agreement:

            (i) "Defective Products" means Products which contain manufactured defects which prevent them from being used for their intended purpose;

            (ii) "Damaged Products" means Products which are damaged during shipment to Customers which prevent them from being used for their intended purpose; and

            (iii) "Unmerchandisable Products" means Products which are shopworn and/or soiled.

      (b) Each shipment of Products to Customers will include Company's return policy, including instructions that Customers are to make returns of Products to Company at B&T's return center address. Within three (3) business days of B&T's receipt of the same, all returned Products will be received into B&T's inventory, the Products will be logged as having been received, Company will be issued a credit by B&T for the price paid by Company to B&T for the returned Products and B&T will provide Company with information in reasonably sufficient detail to allow Company to properly credit Customers for such returns. Company will reimburse B&T for any freight costs incurred for Products returns within 30 days after receipt of B&T's invoice therefor, except for returns of Defective Products, Unmerchandisable Products and/or Products shipped erroneously to Customers, in which case B&T promptly will issue a credit to Company equal to the U.S. Postal Service charge for shipment from Customers to B&T of such Products, and B&T will be responsible for any freight costs to ship replacement Products. On not less than 30 days' prior notice to B&T, Company may elect to process all returns of Products from Customers after the date specified in such notice.

      (c) B&T will not be obligated to accept any returns of Products submitted more than 60 days after shipment of such Products to a Customer, including returns of Defective Products, Damaged Products, Unmerchandisable Products and/or erroneously shipped Products.

5.2 If returns of Products (other than returns of Defective Products, Unmerchandisable Products or Products erroneously shipped by B&T) during any calendar quarter exceed [*] [*] of the total price charged by B&T to Company of all Products shipped during the prior calendar quarter, Company will pay B&T a return fee equal to [*] [*] of the price charged by B&T to Company for such Products. Payment of any return fees will be made within 30 days after Company's receipt of B&T's invoice therefor. Credit memos for returns will be processed by B&T and delivered to Company within 15 days after B&T's receipt of the returned product. Credits issued to Company under such credit memos will be applied immediately to payables incurred by Company.

5.3 All Product returned to B&T (except for returns of Defective Products and/or Unmerchandisable Products) during any calendar quarter must be with the original packaging intact (including manufacturer's shrink wrap for video and audio Products.) Returns of any Products which are not in compliance with the preceding sentence will be subject to a repackaging fee of $[*] per unit, for returns of all Products which in the aggregate exceed __ percent (__%) of the price charged by B&T to Company of all Products shipped during the prior calendar quarter. Conversely, no repackaging fee will be payable for returns of all Products which in the aggregate are __ percent (__%) or less of the price charged by B&T to Company of all Products shipped during the prior calendar quarter. Payment of any repackaging fees will be made within 30 days after Company's receipt of B&T's invoice therefor.

5.4 (a) B&T will use commercially reasonable efforts to not ship Unmerchandisable Products to Customers. If Unmerchandisable Products are shipped by B&T to Customers, B&T's sole liability hereunder will be to accept returns of the same within the time period specified above and, subject to availability, promptly replace the same for Customers at no additional cost to them or to Company. If replacement Products are not available, B&T promptly will issue a credit to Company in the amount theretofore invoiced to Company for the same.

      (b) B&T will package for shipment to Customers in a manner which is commercially reasonable to prevent damage during shipment. If Products are damaged during shipment to Customers, B&T will accept a return of the same made within the time period specified above and, subject to availability, replace the same for Customers at no additional cost to Customers within a reasonable period of time. If replacement Products are not available, B&T promptly will issue a credit to Company in the amount theretofore invoiced to Company for the same. Company will reimburse B&T for the freight charges incurred by B&T for the return of such Products to B&T and for shipment of replacement Products to Customers. Such reimbursement will be made within 30 days after Customer's receipt of B&T's invoice therefor. Company also will pay B&T a fulfillment charge for supplying replacement Products in accordance with the terms of
Section 6.3 (a) below. Company will not be responsible for reimbursing B&T for the cost of replacement Products. B&T promptly will file a claim with the carrier that shipped the Damaged Products (if permitted by such carrier's terms), and will use commercially reasonable efforts to prosecute any such claim. If any portion recovered by B&T from a carrier with respect to a claim filed by B&T is specifically identified as reimbursement for freight charges, B&T will issue a credit to Company in such amount within 30 days after B&T's receipt thereof.

6.    PRICING AND PAYMENT TERMS


6.1 (a) Company will pay B&T for all Products ordered by Customers, and Company will pay all fees and reimbursables payable to B&T herein, within [*] days after Customer's receipt of B&T's invoice therefor. All payments made to B&T will be in good funds and delivered by check or wire transfer to the order of B&T pursuant to B&T's instructions. Company may not reduce and set off amounts payable hereunder against any indebtedness or any other claim that Company may have against B&T, however or whenever arising, except as expressly provided herein.


      (b) The purchase price payable by Company for Products ordered by Customers during the Term will be the following:

      (i) for VHS video products (other than for Disney Classics having a list price of $[*]) purchased for sale (i.e., for which the suggested retail price for a single unit is under $30, or which is designated with "E" for the product group in B&T's ordering system) the list price at the time an order is placed; less a discount of [*]%;

      (ii) for VHS video products which are designated with "R" for the product group in B&T's ordering system, the list price at the time an order is placed, less a discount of [*]%;

      (iii) for DVD video products, B&T's cost to purchase, plus an amount equal to [*]% of such cost;

      (vii) for music audio compact discs and music audio cassettes, the published list price at the time an order is placed, less a discount of [*]%;

      (viii) for spoken word audio compact discs and spoken word audio cassettes, the published list price at the time an order is placed, less a discount of [*]%;

      (ix) for multimedia products, B&T's cost to purchase, plus an amount equal to [*]% of such cost; and

      (x) for printed books, the prices established from time to time as B&T's published standard retail terms (a copy of the current published standard retail terms is attached hereto as Exhibit 6.1(b).

6.2 As used in this Agreement, "list price" means, respectively, the publisher's, studio's or audio label's published list price with respect to a Product, unless the same does not exist, in which case "list price" means B&T's published list price for such Product.

6.3 (a) Company will pay B&T an order fulfillment fee for each order placed by Company equal to $[*] for the first unit in each order and $[*] for each additional unit in each order, regardless of the number of shipments made for each order or the number of locations from which the shipments are made.

      (b) Company will pay B&T a transmission fee of $[*] per order for all orders of Products made by Company to B&T by means of electronic data interchange transmission through a value added network. No fee will be payable if Company transmits orders to B&T by FTP.

      (c) Company will reimburse B&T for all toll-free telephone orders from Customers to B&T at the rate of $[*] per minute.

      (d) Company will reimburse B&T for all mail orders from Customers to B&T at the rate of $[*] for the first unit in each order and $[*] for each additional unit in each order.

      (e) Company will reimburse B&T for all toll-free telephone customer service calls at the rate of $[*] per minute.

      (f) Company will pay B&T for a toll-free telephone maintenance charge at the rate of $[*] per month for each toll-free line used by B&T hereunder. Plus any additional set up costs.

Company will not be liable for any payments referred to in clauses (c) - (f) of this Section unless Company has requested B&T to perform such services pursuant to Section 4.1 above.

6.4 Except as provided in Section 5.1 concerning returns of Defective Products, Unmerchandisable Products and/or erroneously shipped Products, Company will pay all freight costs for all Product shipments to, and Product returns from, Customers. Freight costs will be at the carriers' published rates. Company acknowledges that such freight charges are subject to change.

6.5 The cost of any custom reporting functions or custom packaging requested by Company and supplied by B&T hereunder will be determined by the agreement of the parties from time to time.

7.    WARRANTY OF TITLE

7.1 B&T warrants that it has good title to the Products delivered to Customers pursuant to this Agreement. EXCEPT FOR THE FOREGOING WARRANTY, THERE ARE NO OTHER EXPRESS WARRANTIES, AND THERE ARE NO IMPLIED WARRANTIES. EXPRESSLY EXCLUDED ARE ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. NO ORAL OR WRITTEN INFORMATION OR ADVICE GIVEN BY B&T OR ITS AGENTS OR EMPLOYEES WILL CREATE A WARRANTY OR IN ANY WAY INCREASE THE SCOPE OF THE FOREGOING WARRANTY.

7.2 NEITHER B&T NOR COMPANY WILL NOT BE LIABLE FOR ANY DIRECT, INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES (INCLUDING DAMAGES FOR LOSS OF BUSINESS PROFITS, BUSINESS INTERRUPTION, AND THE LIKE) ARISING OUT OF ANY CUSTOMER'S USE OF, OR INABILITY TO USE, ANY PRODUCTS, EVEN IF EITHER PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF

SUCH DAMAGES. The only liability B&T will have with respect to any Defective Products, damaged Products, Unmerchandisable Products and/or Products erroneously shipped will be the return rights of Customers described herein.

7.3 The provisions of this Section shall survive the termination or expiration of this Agreement.

8.    TERMINATION

8.1 Either party may terminate this Agreement forthwith upon the occurrence of an Event of Default by the other party. As used herein, an "Event of Default" means the defaulting party's failure to cure, after receipt of not less than 30 days' prior written notice from the non-defaulting party, of any of the following: (i) failure of the defaulting party to observe or perform any condition or obligation imposed on the defaulting party under this Agreement (including payment obligations), (ii) breach of any warranty made by the defaulting party under this Agreement, and/or (iii) filing of a voluntary petition in bankruptcy or having an involuntary petition filed against the defaulting party, the appointment of a receiver or trustee for the defaulting party, or the execution of an assignment for the benefit of creditors of the defaulting party. The option to terminate this Agreement shall be in addition to, and not in lieu of, any other remedy available to the terminating party under this Agreement or at law or equity, all such remedies being cumulative.

8.2 Termination of this Agreement upon either party's default, or the expiration of this Agreement will not affect:

      (a) the rights of either party with respect to any breach of this Agreement, or

      (b) the obligations of either party already accrued prior to the effective date of expiration or termination (including obligations with respect to returned Products).

      (c) those obligations of the parties that, by their terms, survive termination or expiration of this Agreement.

8.3 In the event of the expiration or a termination of this Agreement, the parties promptly will reconcile accounts payable and receivable and bring the balance owed, if any, current and up-to-date to the party concerned.

9. CONFIDENTIALITY. The parties acknowledge that each may be exposed under this Agreement to confidential information relating to the other party's business, including but not limited to, the terms of this Agreement, quantities of Products, dollar volumes, revenues of Products, wholesale prices and similar information. The parties agree that, during the Term and for a period of three
(3) years after the termination or expiration of this Agreement, neither party will disclose to any third party (except to the party's employees, agents, contractors, directors and similar entities solely required to fulfill the terms of this Agreement) any such confidential information without the prior written consent of the other party, only if such third parties agree to be bound by the confidentiality provisions hereof. The confidential information which each party may receive from the other party for the above period will be treated with the same degree of care used to protect its own confidential business information. The confidentiality obligations between the parties will not apply to any information (a) which is in the public domain or which becomes part of the public domain through no fault of the party receiving the confidential information (the "receiving party"); (b) which is known by the receiving party prior to the disclosure thereof by the disclosing party (as established by documentary evidence); (c) which is lawfully received by the receiving party from a third party who provided such information without breach of any separate confidentiality obligation owed to the disclosing party;
(d) which is disclosed by the disclosing party to any third party without restriction on further disclosure; or (e) which is independently developed by personnel having no access to the disclosing party's confirmation information (as established by documentary evidence). Confidential information also may be disclosed to third parties as may be required by law in the reasonable judgment of the receiving party's attorneys. In the event of disclosure under the preceding sentence, the receiving party promptly will notify the disclosing party of the same so that the disclosing party may seek a protective order or other appropriate remedy, and the receiving party will not oppose action by the disclosing party to obtain such an order or remedy.

10.   MISCELLANEOUS

10.1 The risk of loss for Products shall pass from B&T when the Products are delivered to the carrier for shipment to Customers.

10.2 B&T will not be responsible for any sales or related tax liability, if any, associated with the sale of Products to Customers.

10.3 Neither party will be liable for any failure to perform, or delay in the performance of, any of its obligations hereunder (nor will the same constitute in an Event of Default) if and to the extent the failure or delay is caused, directly or indirectly, by events beyond its control, such as acts of God, acts of the public enemy, acts of any governmental body in its sovereign or contractual capacity, fires, floods, epidemics, quarantine restrictions, strikes or other labor disputes (except strikes or labor disputes that are not industry wide but are brought against Company or B&T solely), freight embargoes, and/or unusually severe weather. Lack of funds by either party will not excuse its timely performance of its obligations hereunder. In the event of an occurrence described in the first sentence, the non-performing party affected will be excused from further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and if the party continues to use its best efforts to recommence performance or observance whenever and to whatever extent possible without delay.

10.4 This Agreement shall be construed in accordance with the laws of the State of Illinois, without giving effect to the conflict of laws provisions thereof.

10.5 The parties agree to bring any dispute, controversy or claim arising out of this Agreement or the matters provided for in this Agreement and which has not been resolved by the parties through an informal process within 45 days after either party notifies the other that a matter is in dispute, for arbitration and settlement in Chicago, Illinois in accordance with the Rules of the American Arbitration Association (the "Rules"). Each party will bear its own legal expenses, attorneys' fees and disbursements and costs of all experts and witnesses called by it. However, if the claim of either party is upheld by the arbitrators in all material respects, then the prevailing party promptly will be reimbursed by the other party for its reasonable attorneys' fees and disbursements and the reasonable costs of its experts and witnesses, and the non-prevailing party also will pay all fees, costs and expenses of the arbitration. Any award rendered will be final and conclusive upon the parties. Any judgment thereon may be enforced in any court having jurisdiction. Both parties will continue to perform their respective obligations under this Agreement during any arbitration proceedings. Notwithstanding the Rules, the arbitrators' determination will only be in favor of one party's position.

10.6 No representation, promise, inducement or agreement relating to the transactions contemplated by this Agreement has been made by either party that is not set forth in this Agreement, and neither party shall be bound by or liable for any representation, promise, inducement or agreement not so set forth.

10.7 All notices, demands, consents, approvals and requests given by either party hereunder shall be in writing and shall be sent, by a nationally recognized overnight courier with receipt acknowledged and provision for payment made, or by registered or certified mail (return receipt requested), return postage pre-paid, to the parties at the following addresses:

      If to B&T:        Baker & Taylor, Inc.
                        c/o Baker & Taylor Entertainment
                        8140 North Lehigh Avenue
                        Morton Grove, IL  60053
                        Attn:  Sherri L. Sawyer
                        Telecopy No.:  847-470-7860

      If to Company:    Big Star Entertainment
                        330 E. 83rd Street, Apt. G3
                        New York, NY
                        Attn:  Mr. David Levitsky

All notices given by courier will be deemed delivered when received at the notice address and all notices given by registered or certified mail will be deemed delivered five (5) days after deposit with the U.S. Postal Service. Either party may change its notice address from time to time by notification in writing to the other party, however any such notification will not be deemed given until actually received by the recipient party.

10.8 Either party (the "Auditing Party") may, on reasonable prior notice to the other party (the "Audited Party"), at the Auditing Party's own expense, during the Audited Party's regular business hours and at the place where the Audited Party regularly keeps them, examine the books and records of the Audited Party relating to the Audited Party's performance of its obligations hereunder.

10.9 The waiver or failure of either party to exercise in any respect any right provided for herein will not be deemed a waiver of any further right hereunder.

10.10 The provisions of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective successors and assigns. Neither party may assign its interest in this Agreement without the prior written consent of the other party, which consent will not be unreasonably withheld or delayed. Notwithstanding the preceding sentence, either party shall have the right, upon contemporaneous notice given to the other party, and provided the assignee assumes all of the assigning party's obligations under this Agreement accruing after the date of such assignment, to assign this Agreement to any entity to which the assigning party may transfer all or substantially all of its assets (or, in the case of B&T, the assets of its operating unit presently known as Baker & Taylor Entertainment).

10.11 Nothing contained in this Agreement shall be deemed or construed to create a partnership or joint venture of or between Company and B&T, or to create any other relationship between the parties other than that of independent contractors.

10.12 The captions used herein are for convenience of reference only and are not part of this Agreement, and shall in no way be deemed to define, limit, describe, or modify the meaning of any provision of this Agreement.

10.13 If any term or provision of this Agreement or applications thereof to any person or circumstances is, to any extent, held to be invalid or unenforceable, the remaining terms and provisions of this Agreement, or the applications of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby, and each term and provision of this Agreement will be valid and enforced to the fullest extent permitted by law.

10.14 If Company fails to make any payment to B&T within 30 days after payment is due hereunder with respect to an invoice actually delivered to Company, then Company will pay B&T the amount due, together with interest thereon until paid, calculated at the rate of twelve percent (12%) per annum.

10.15 This Agreement contains and embodies the entire agreement of the parties hereto, and no representations, inducements, or agreements, oral or otherwise between the parties not contained in this Agreement, if any, will be of any force or effect. This Agreement may not be modified, changed or terminated in whole or in part in any manner other than by an agreement in writing duly signed by both parties.

10.16 This Agreement may be signed in counterparts both of which taken together shall be deemed one original. Telecopied facsimiles of a signed counterpart of this Agreement from one party to the other will be deemed to be delivery of a signed counterpart by the party sending the telecopied facsimile.


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
      IN WITNESS WHEREOF, the parties have signed and delivered this Agreement on the date first above written.

                                    BAKER & TAYLOR, INC.,
                                    by Baker & Taylor Entertainment


                                    By: /s/ William J. Polich
                                        ----------------------
                                    Name: William J. Polich
                                          --------------------
                                    Title: Sr. VP
                                           -------------------


                                    Big Star Entertainment

                                    By: /s/ David Levitsky
                                        ----------------------
                                    Name: David Levitsky
                                          --------------------
                                    Title: Executive VP
                                           -------------------


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
EXHIBIT 6.1(b)
[Baker & Taylor Books' Current Standard Terms]


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